UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2013, Horizon Technology Finance Corporation (the “Company”) amended its revolving credit facility (“Credit Facility”) with Wells Fargo Capital Finance, LLC (“Wells Fargo”). Effective May 1, 2013, the stated interest rate under the Credit Facility was reduced to one month LIBOR plus 3.25%, a reduction from the current interest rate of one month LIBOR plus 4.00%. The Credit Facility continues to have a LIBOR floor of 1.00%. All other terms of the Credit Facility remain unchanged.

The description above is only a summary of the material provisions of the amendment to the Credit Facility and is qualified in its entirety by reference to copies of the form of Third Amendment to Loan and Security Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and by this reference incorporated herein.

On May 28, 2013, the Company issued a press release announcing its amendment of the Credit Facility, a copy of which is attached hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibit.

10.1	Form of Third Amendment to Loan and Security Agreement, dated as of May 28, 2013, by and among Horizon Credit II LLC, as the borrower, the Lenders that are signatories thereto, as the lenders, and Wells Fargo Capital Finance, LLC, as the arranger and administrative agent.

99.1	Press release of the Company dated May 28, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board

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Exhibit Index

Exhibit No.	Description

10.1	Form of Third Amendment to Loan and Security Agreement, dated as of May 28, 2013, by and among Horizon Credit II LLC, as the borrower, the Lenders that are signatories thereto, as the lenders, and Wells Fargo Capital Finance, LLC, as the arranger and administrative agent
99.1	Press release of the Company dated May 28, 2013

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